UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Sociedad Minera Cerro Verde S.A.A. (Cerro Verde), a subsidiary in which Freeport-McMoRan Copper & Gold Inc. (FCX) has a 53.56% ownership interest, has entered into a five-year $1.8 billion senior unsecured term loan credit agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas, Citigroup Global Markets Inc., and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners, and Citibank, N.A., as administrative agent, and other lenders. Amounts are expected to be drawn over a two year period to fund a portion of Cerro Verde’s $4.6 billion mining expansion project and for Cerro Verde’s general corporate purposes. The loan is not guaranteed, is subject to amortization, matures in March 2019 and will bear interest at LIBOR + 190 basis points, subject to adjustments based on Cerro Verde’s leverage ratio.

FCX has a 53.56% ownership interest in Cerro Verde, with the remaining 46.44 % held by SMM Cerro Verde Netherlands B.V. (21.0%), Compañia de Minas Buenaventura S.A.A. (19.58%) and other stockholders whose shares are publicly traded on the Lima Stock Exchange (5.86%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: March 11, 2014